SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


   Date of report (Date of earliest event reported):  February 28, 2005


                               CANEUM, INC.
            (Exact Name of Registrant as Specified in Charter)


NEVADA                             0-30874             33-0916900
(State or Other Jurisdiction       (Commission         (IRS Employer
of Incorporation)                  File Number)        Identification No.)


170 Newport Center Drive, Suite 220, Newport Beach, CA     92660
(Address of Principal Executive Offices)                   (Zip Code)

Registrant's telephone number, including area code:  (949) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ]  Written communications pursuant to Rule 425 under the Securities
          Act

     [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange
          Act

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 8.01 Other Events

     On February 28, 2005, a special meeting of the shareholders of Caneum was held to consider whether or not to amend Caneum's 2002 Stock Option/Stock Issuance Plan by increasing the number of shares authorized under the plan from 3,000,000 to 7,500,000. As of the record date for the meeting, January 7, 2005, there were 4,358,042 shares of common stock outstanding. At the meeting shareholders owning 2,537,784, or approximately 58% of the outstanding shares as of the record date, were present in person or represented by proxy at the meeting. All of the shares present voted in favor of the proposal. No votes were cast against the proposal or abstained, and there were no abstentions or broker non-votes. As a result of the votes cast at the meeting, Caneum's 2002 Stock Option/Stock Issuance Plan was amended to increase the number of shares authorized under the plan from 3,000,000 to 7,500,000 effective as of the date of the meeting.

Item 9.01 Financial Statements and Exhibits

     (c)  Exhibits

          4.2 Amended 2002 Stock Option/Stock Issuance Plan as of February 28, 2005

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Caneum, Inc.

Date:  February 28, 2005           By /s/ Gary Allhusen
                                      Gary Allhusen, Executive Vice-President



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